UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2009

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Science Center Drive, San Diego, California, 92121-1117

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2009, Ligand Pharmaceuticals Incorporated (“Ligand” or the “Company”) entered into a Separation Agreement (the “Separation Agreement”) with Zofia E. Dziewanowska, M.D., Ph.D., the Company’s Vice President, Clinical Research and Regulatory. Pursuant to the Separation Agreement, Dr. Dziewanowska’s employment with the Company will terminate as of March 31, 2009, as part of a realignment of staff and corporate responsibilities following Ligand’s recent acquisition of Pharmacopeia, Inc.

The Separation Agreement provides Dr. Dziewanowska with the following benefits: (1) she will receive a cash lump sum payment of $499,200, (2) the Company will continue to pay a portion of her healthcare insurance premiums for 12 months following her termination date (or until she accepts employment with another employer providing comparable benefits) such that her premiums are the same as for active employees, (3) all of her unvested stock awards will vest in full, and (4) she will have an extended period of time during which to exercise her vested stock options following her termination of employment. The foregoing benefits will be provided in exchange for a general release of claims by Dr. Dziewanowska in favor of the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ending March 31, 2009.

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On March 27, 2009, Ligand sent a notice to its directors and executive officers informing them of a blackout period that is being imposed in connection with the merger of the Employee Tax Deferred Savings Plan of Pharmacopeia, Inc. (the “Pharmacopeia Plan”) into Ligand’s Section 401(k) Savings/Retirement Plan effective May 1, 2009 (the “Merger”).

Ligand’s directors and executive officers were informed that a blackout period with respect to the Pharmacopeia Plan is expected to begin at 4:00 p.m., Eastern Time, on April 27, 2009, and expected to end during the week of May 25, 2009. Such blackout period for Pharmacopeia Plan transactions is being implemented in connection with the Merger. Such blackout period is necessary for the Pharmacopeia Plan’s trustee to process and implement the Merger. During such blackout period, participants in the Pharmacopeia Plan will be temporarily unable to (1) direct or diversify investments in their individual account, (2) take distributions (including final distributions) of money invested in the Pharmacopeia Plan, and (3) take loans of money under the Pharmacopeia Plan.

Since the Pharmacopeia Plan blackout period may last for more than three business days, there must be a corresponding blackout period applicable to directors and executive officers of Ligand. Pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002, during this corresponding trading blackout period, Ligand directors and executive officers will be generally prohibited from engaging in transactions involving Ligand common stock and related equity securities acquired in connection with their service to Ligand.

A copy of the trading blackout notice to Ligand’s directors and executive officers, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. During the trading blackout period and for a period of two years after the ending date of the trading blackout period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the trading blackout period by contacting Ligand’s General Counsel at (858) 550-7500, to whom all inquiries regarding the trading blackout period should be directed.

Item 7.01	Regulation FD Disclosure.

In connection with the announcement by Ligand that it has earned a milestone payment as a result of Pfizer, Inc. (“Pfizer”) having received approval from the European Medicines Agency for FABLYN® (lasofoxifene tartrate) Tablets, the Company issued a press release on March 24, 2009. A copy of this press release is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On March 24, 2009, the Company announced that its partner, Pfizer has received approval from the European Commission for FABLYN (lasofoxifene) Tablets, a selective estrogen receptor modulator (SERM) for the treatment of osteoporosis in post-menopausal women at increased risk of fracture. FABLYN was submitted for approval in Europe in January 2008. This is the first regulatory approval for FABLYN, a product that stems from a 1991 research collaboration with Ligand.

As a result of the first approval of FABLYN in a major market, Ligand has earned a $3 million milestone payment. Pursuant to the 1991 research agreement and 1996 settlement agreement with Pfizer, Pfizer has elected to pay the milestone payment by returning 323,338 shares of stock it owns in Ligand. The shares are valued as of the date of the settlement agreement adjusted for Ligand’s 2007 return of capital paid to Ligand shareholders. After the payment of this milestone, Pfizer owns a remaining 674,230 shares in Ligand.

Pfizer is responsible for the registration and worldwide marketing of FABLYN. Ligand is entitled to receive royalty payments on net sales of the product. In January 2009, Pfizer received a complete response letter from the FDA requesting additional information for FABLYN. On September 8, 2008, the FDA’s Advisory Committee for Reproductive Health Drugs voted 9-3 (with one abstention) that there is a population of postmenopausal women with osteoporosis in which the benefits of lasofoxifene likely outweigh the risks. The FDA is not required to follow the advice of the panel.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Important Notice Concerning Limitations on Your Trading in Ligand Pharmaceuticals Incorporated Securities During Special Blackout Period, dated March 27, 2009.

99.2*	Press Release of the Company dated March 24, 2009.

*	The information in Exhibit 99.2 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED

Date: March 27, 2009	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Important Notice Concerning Limitations on Your Trading in Ligand Pharmaceuticals Incorporated Securities During Special Blackout Period, dated March 27, 2009.

99.2*	Press Release of the Company dated March 24, 2009.

*	The information in Exhibit 99.2 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.